Exhibit 99.1

Press Release

July 20, 2021	Contact Information:

For Immediate Release	Mark Peterson
Chief Financial Officer
414.223.1609

Rexnord Reports Second Quarter 2021 Financial Results
Call scheduled for Wednesday, July 21, 2021 at 8:00 a.m. Eastern Time
MILWAUKEE, WI (USA) - Rexnord Corporation (NYSE:RXN)
Second Quarter Highlights
•Net sales were $568 million compared with $449 million in last year’s June quarter (+21% core sales(1), +3% acquisitions and divestitures, +3% foreign currency translation).
•Net income(2) was $73 million (diluted EPS of $0.59), compared with $36 million (diluted EPS of $0.29) in the year-ago quarter.
•Adjusted EPS(1) was $0.58 compared with $0.36 in the year-ago quarter.
•Adjusted EBITDA(1) was $133 million (23.5% of net sales) compared with $103 million (23.0% of net sales) in last year's June quarter.
•Net debt leverage ratio at 1.7x.
Todd Adams, Chairman and Chief Executive Officer, commented, “We delivered a very strong second quarter with above market sales growth, solid margins, and strong free cash flow. Momentum across our business continues to accelerate and the trajectory of both platforms provides a terrific backdrop for our planned merger of Process and Motion Control ("PMC") with Regal Beloit while establishing our Water Management ("WM") platform as a premier, pure-play water company. Our WM platform continues to perform exceptionally well as core sales grew 29% over a COVID impacted prior year second quarter where our sales were down only 5%. With respect to the Regal Beloit transaction, we are making good progress on all fronts and anticipate a shareholder meeting in the third quarter. With PMC’s strong performance in the first half of 2021 and an improved outlook for the second half of the year, we now believe PMC will deliver over $300 million of EBITDA in 2021, which is considerably ahead of the expectations we had at the beginning of the year, and should only strengthen the value creation opportunity of the combined business."

“In addition to a strong top-line in WM, our margins of 27% were at the high-end of our expectations and driven by our ability to navigate all of the well-publicized global supply chain challenges facing manufacturers. We are excited that a number of organic growth initiatives that we’ve been investing in are gaining traction and see a clear path to double digit core growth in WM in fiscal 2021 and with a preliminary view that the market in 2022 looks decent."

“Improving demand patterns across PMC’s end markets resulted in an increase in PMC’s order backlog and a 1.10x book-to-bill ratio. We enter the second half of the calendar year with $60 million dollars of additional backlog and an Aerospace market that continues to improve as order growth turned positive in the quarter as we had anticipated. Top-line growth coupled with the compounding benefits from our structural cost reductions and simplification initiatives should drive robust earnings and cash flow heading into the closing of the Regal Beloit transaction."

Third Quarter Outlook
Adams continued, “Given the anticipated timing of the separation of our PMC and WM platforms, we will continue to limit our external outlook to the upcoming quarter. Based on the permanent cost reduction initiatives we have implemented, our order backlog heading into the third quarter and an anticipated range of demand patterns through September, we expect third quarter sales in our WM platform to increase year over year in the high teens percentage range and Adjusted EBITDA margin to range between 26% and 27%. We expect sales in our PMC platform to increase by a mid-teens percentage range and Adjusted EBITDA margin to range between 23% and 24%, and for our corporate expenses to approximate $10 million.”

Second Quarter 2021 Segment Highlights
Water Management
    WM net sales were $243.7 million during the three months ended June 30, 2021, an increase of 39% year over year. Excluding a 1% increase to net sales associated with foreign currency transaction and a 9% increase in net sales resulting from our prior-year acquisition of Hadrian, core sales increased 29% year over year driven by increased demand across all of our product categories.

    WM income from operations was $52.8 million or 21.7% of net sales. Income from operations as a percentage of net sales decreased by 130 basis points year over year as the favorable impact of higher sales growth year over year was more than offset by the temporary mix impact of the Hadrian acquisition, the year-over-year change in the adjustment to state inventories at last-in-first-out cost and the benefit of temporary cost reduction actions in the prior year second quarter in response to the COVID-19 pandemic.

    Adjusted EBITDA(1) was $65.3 million or 26.8% of net sales during the three months ended June 30, 2021. Adjusted EBITDA(1) was $50.9 million, or 29.1% of net sales during the three months ended June 30, 2020.

Process & Motion Control
    PMC net sales were $324.6 million during the three months ended June 30, 2021, an increase of 18% as compared to the prior year. Excluding a 4% increase to net sales associated with foreign currency translation and a 2% decrease from a small divestiture, core sales increased by 16% year over year as core sales growth of 21% in our non-aerospace markets, driven by growth across nearly all product categories and geographies, was partially offset by the anticipated core sales decline of 15% in our Aerospace markets as a result of the lower year over year backlog given the change in customer buying patterns due to the COVID-19 pandemic over the past 12 months.

    PMC income from operations was $66.8 million, or 20.6% of net sales. Income from operations as a percentage of net sales increased by 620 basis points year over year due to gains recognized on the sale of certain fixed assets, benefits from cost reduction and productivity initiatives and the favorable impact of higher year over year sales growth, partially offset by the benefit of temporary cost reduction actions in the prior year second quarter in response to the COVID-19 pandemic.

    Adjusted EBITDA(1) was $78.4 million or 24.2% of net sales during the three months ended June 30, 2021. Adjusted EBITDA(1) was $59.4 million, or 21.6% of net sales during the three months ended June 30, 2020.

(1)    Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.
(2)    Reflects net income attributable to Rexnord.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Core Sales
Core sales excludes the impact of acquisitions (such as Hadrian), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.

Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Rexnord common stockholders and net income per diluted share attributable to Rexnord common stockholders, respectively.

EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations (as it relates to our two reportable segments, we adjust from income from operations because “non-operating” expenses such as interest and income taxes are not allocated to our segments and therefore net income is not presented at the segment level) or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and is utilized when making key investment decisions and evaluating us against peers.

Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.

Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way. We may also periodically refer to “underlying ROIC” which adjusts total invested capital by reversing the effects on our current capital structure of the 2006 leveraged buyout of the then privately-held Company by a separate private owner.

About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 6,800 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnordcorporation.com.

Conference Call Details
Rexnord will hold a conference call on Wednesday, July 21, 2021, at 8:00 a.m. Eastern Time to discuss its second quarter 2021 results, provide a general business update and respond to investor questions. Rexnord Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. The conference call can be accessed via telephone as follows:

Domestic toll-free #: 866-211-3116
International toll #: 647-689-6577
Access Code: 7258079

A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.rexnordcorporation.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 11:00 a.m. Eastern Time on July 21, 2021, until 11:59 p.m. Eastern Time on August 4, 2021. To access the replay, please dial

800-585-8367 (domestic) or 416-621-4642 (international). The conference ID for the replay is: 7258079. The replay will also be available as a webcast on Rexnord's investor relations website.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actions, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements" in the Company's Transition Report on Form 10-K for the transition period ended December 31, 2020, as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. Our previously announced transaction with Regal Beloit Corporation is subject to various risks, uncertainties and factors including, among others: the inability to complete the transaction; the inability to recognize the anticipated benefits of the proposed transaction, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed transaction; see also Part I, Item 1A, "Risk Factors" in the Company's Quarterly Reporting on Form 10-Q for the quarterly period ended June 30, 2021. In addition, the effects of the ongoing COVID-19 pandemic on our employees, customers and supply chain, including those related to governmental actions, all of which are uncertain at this time, may, among other impacts, heighten the effects on our business, results of operations and financial condition of the risk factors identified in our Transition Report on Form 10-K.

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$568.3	$449.1	$1,094.4	$996.1
Cost of sales	332.5	272.2	650.7	602.7
Gross profit	235.8	176.9	443.7	393.4
Selling, general and administrative expenses	122.0	100.2	241.3	213.0
Restructuring and other similar charges	1.1	1.7	1.7	8.3
Amortization of intangible assets	9.1	9.0	18.5	18.1
Income from operations	103.6	66.0	182.2	154.0
Non-operating expense:
Interest expense, net	(11.7)	(13.4)	(22.7)	(26.8)
Actuarial loss on pension and postretirement benefit obligations	—	—	—	(35.8)
Other income (expense), net	1.7	0.4	1.3	(3.2)
Income before income taxes	93.6	53.0	160.8	88.2
Provision for income taxes	(20.5)	(17.2)	(37.7)	(23.6)
Equity method investment income (loss)	0.2	—	0.3	(0.2)
Net income	73.3	35.8	123.4	64.4
Non-controlling interest income	0.1	0.2	0.2	0.3
Net income attributable to Rexnord	$73.2	$35.6	$123.2	$64.1

Net income per share attributable to Rexnord:
Basic	$0.61	$0.30	$1.03	$0.53
Diluted	$0.59	$0.29	$0.99	$0.52
Weighted-average number of shares outstanding (in thousands):
Basic	120,465	120,246	120,138	121,013
Effect of dilutive equity securities	3,832	1,802	3,953	2,374
Diluted	124,297	122,048	124,091	123,387

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2021
(in Millions) (Unaudited)

	Three Months Ended June 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$568.3		$—			$568.3

EBITDA	126.7		6.7	(a)		133.4
Depreciation and amortization	(23.1)		—			(23.1)
Income from operations	103.6		6.7	(b)		110.3

Income before income taxes	93.6		(0.9)	(c)		92.7
Provision for income taxes and indicated rate	(20.5)	21.9%	(0.6)		(66.7)%	(21.1)	22.8%
Equity method investment income	0.2		(0.2)			—
Net income	73.3		(1.7)			71.6

Non-controlling interest income	0.1		(0.1)			—
Net income attributable to Rexnord	$73.2		$(1.6)			$71.6

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$1.1		$1.1			$1.1
Other, net (1)	(9.4)		(9.4)			(9.4)
Last-in-first-out inventory adjustments	2.8		2.8			—
Stock-based compensation expense	12.2		12.2			—
Amortization of intangible assets	—		—			9.1
Other income, net (2)	—		—			(1.7)
Total Adjustments	$6.7		$6.7			$(0.9)
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2021
(in Millions) (Unaudited)

	Six Months Ended June 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,094.4		$—			$1,094.4

EBITDA	228.8		24.8	(a)		253.6
Depreciation and amortization	(46.6)		—			(46.6)
Income from operations	182.2		24.8	(b)		207.0

Income before income taxes	160.8		10.3	(c)		171.1
Provision for income taxes and indicated rate	(37.7)	23.4%	(3.4)		33.0%	(41.1)	24.0%
Equity method investment income	0.3		(0.3)			—
Net income	123.4		6.6			130.0

Non-controlling interest income	0.2		(0.2)			—
Net income attributable to Rexnord	$123.2		$6.8			$130.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$1.7		$1.7			$1.7
Acquisition-related fair value adjustment	0.6		0.6			0.6
Other, net (1)	(9.2)		(9.2)			(9.2)
Last-in-first-out inventory adjustments	4.7		4.7			—
Stock-based compensation expense	27.0		27.0			—
Amortization of intangible assets	—		—			18.5
Other income, net (2)	—		—			(1.3)
Total Adjustments	$24.8		$24.8			$10.3

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2020
(in Millions) (Unaudited)

	Three Months Ended June 30, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$449.1		$—			$449.1

EBITDA	87.7		15.4	(a)		103.1
Depreciation and amortization	(21.7)		0.4	(d)		(21.3)
Income from operations	66.0		15.8	(b)		81.8

Income before income taxes	53.0		11.1	(c)		64.1
Provision for income taxes and indicated rate	(17.2)	32.5%	(3.1)		27.9%	(20.3)	31.7%
Net income	35.8		8.0			43.8

Non-controlling interest income	0.2		(0.2)			—
Net income attributable to Rexnord	35.6		8.2			43.8

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$1.7		$1.7			$1.7
Acquisition-related fair value adjustment	0.9		0.9			0.9
Other, net (1)	(0.5)		(0.5)			(0.5)
Stock-based compensation expense	13.3		13.3			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.4			0.4
Amortization of intangible assets	—		—			9.0
Other income, net (3)	—		—			(0.4)
Total Adjustments	$15.4		$15.8			$11.1
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2020
(in Millions) (Unaudited)

	Six Months Ended June 30, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$996.1		$—			$996.1

EBITDA	198.0		29.1	(a)		227.1
Depreciation and amortization	(44.0)		1.0	(d)		(43.0)
Income from operations	154.0		30.1	(b)		184.1

Income before income taxes	88.2		67.6	(c)		155.8
Provision for income taxes and indicated rate	(23.6)	26.8%	(19.9)		29.4%	(43.5)	27.9%
Equity method investment income	(0.2)		0.2			—
Net income	64.4		47.9			112.3

Non-controlling interest income	0.3		(0.3)			—
Net income attributable to Rexnord	64.1		48.2			112.3

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$8.3		$8.3			$8.3
Acquisition-related fair value adjustment	1.9		1.9			1.9
Other, net (1)	(0.7)		(0.7)			(0.7)
Last-in-first-out inventory adjustments	(1.9)		(1.9)			—
Stock-based compensation expense	21.5		21.5			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		1.0			1.0
Amortization of intangible assets	—		—			18.1
Other expense, net (3)	—		—			3.2
Actuarial loss on pension and postretirement benefit obligations	—		—			35.8
Total Adjustments	$29.1		$30.1			$67.6

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Six Months Ended June 30, 2021 and June 30, 2020
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
Adjusted EBITDA	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income attributable to Rexnord	$73.2	$35.6	$123.2	$64.1
Non-controlling interest income	0.1	0.2	0.2	0.3
Equity method investment (income) loss	(0.2)	—	(0.3)	0.2
Provision for income taxes	20.5	17.2	37.7	23.6
Actuarial loss on pension and postretirement benefit obligations	—	—	—	35.8
Other (income) expense, net (1)	(1.7)	(0.4)	(1.3)	3.2
Interest expense, net	11.7	13.4	22.7	26.8
Income from operations	$103.6	$66.0	$182.2	154.0

Adjustments
Depreciation and amortization	$23.1	$21.7	$46.6	44.0
Restructuring and other similar charges	1.1	1.7	1.7	8.3
Acquisition-related fair value adjustment	—	0.9	0.6	1.9
Stock-based compensation expense	12.2	13.3	27.0	21.5
Last-in first-out inventory adjustments	2.8	—	4.7	(1.9)
Other, net (2)	(9.4)	(0.5)	(9.2)	(0.7)
Subtotal of adjustments	29.8	37.1	71.4	73.1
Adjusted EBITDA	$133.4	$103.1	$253.6	$227.1
____________________
(1)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended		Six Months Ended
Adjusted Net Income and Earnings Per Share	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income attributable to Rexnord	$73.2	$35.6	$123.2	$64.1
Non-controlling interest income	0.1	0.2	0.2	0.3
Equity method investment (income) loss	(0.2)	—	(0.3)	0.2
Amortization of intangible assets	9.1	9.0	18.5	18.1
Restructuring and other similar charges	1.1	1.7	1.7	8.3
Supply chain optimization and footprint repositioning initiatives (1)	—	0.4	—	1.0
Acquisition-related fair value adjustment	—	0.9	0.6	1.9
Actuarial loss on pension and postretirement benefit obligations	—	—	—	35.8
Other (income) expense, net (2)	(1.7)	(0.4)	(1.3)	3.2
Other, net (3)	(9.4)	(0.5)	(9.2)	(0.7)
Tax effect on above items	(0.6)	(3.1)	(3.4)	(19.9)
Adjusted net income	$71.6	$43.8	$130.0	$112.3

GAAP diluted net income per share	$0.59	$0.29	$0.99	$0.52
Adjusted earnings per share - diluted	$0.58	$0.36	$1.05	$0.91

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	120,465	120,246	120,138	121,013
Effect of dilutive equity securities	3,832	1,802	3,953	2,374
Adjusted diluted weighted-average shares	124,297	122,048	124,091	123,387
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended
	June 30, 2021			June 30, 2020
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$66.8	$52.8	$(16.0)	$39.6	$40.1	$(13.7)
Operating margin	20.6%	21.7%		14.4%	23.0%

Depreciation and amortization	14.9	8.0	0.2	14.3	7.3	0.1
Restructuring and other similar charges	0.8	0.3	—	0.7	0.9	0.1
Acquisition-related fair value adjustment	—	—	—	—	0.9	—
Stock-based compensation expense	5.1	1.6	5.5	5.0	2.0	6.3
Last-in first-out inventory adjustments	0.2	2.6	—	0.3	(0.3)	—
Other, net	(9.4)	—	—	(0.5)	—	—
Adjusted EBITDA	$78.4	$65.3	$(10.3)	$59.4	$50.9	$(7.2)
Adjusted EBITDA margin	24.2%	26.8%		21.6%	29.1%

	Six Months Ended
	June 30, 2021			June 30, 2020
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$121.8	$93.4	$(33.0)	$101.0	$81.9	$(28.9)
Operating margin	18.9%	20.8%		15.8%	22.9%

Depreciation and amortization	30.1	16.3	0.2	29.4	14.3	0.3
Restructuring and other similar charges	0.8	0.9	—	6.9	1.1	0.3
Acquisition-related fair value adjustment	—	0.6	—	—	1.9	—
Stock-based compensation expense	10.8	3.1	13.1	7.2	2.8	11.5
Last-in first-out inventory adjustments	0.4	4.3	—	1.9	(3.8)	—
Other, net	(9.2)	—	—	(0.3)	(0.4)	—
Adjusted EBITDA	$154.7	$118.6	$(19.7)	$146.1	$97.8	$(16.8)
Adjusted EBITDA margin	24.0%	26.4%		22.9%	27.3%

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Cash provided by operating activities	$73.7	$47.6	$145.0	$171.5
Expenditures for property, plant and equipment	(4.8)	(8.5)	(14.0)	(24.4)
Free cash flow	$68.9	$39.1	$131.0	$147.1

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income attributable to Rexnord	$73.2	$35.6	$123.2	$64.1
Other comprehensive income (loss):
Foreign currency translation adjustments	5.4	6.4	3.7	(9.9)
Change in pension and postretirement defined benefit plans, net of tax	(0.1)	(0.1)	(0.2)	(3.8)
Other comprehensive income (loss), net of tax	5.3	6.3	3.5	(13.7)
Non-controlling interest income	0.1	0.2	0.2	0.3
Total comprehensive income	$78.6	$42.1	$126.9	$50.7

Rexnord Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$390.7	$255.6
Receivables, net	330.3	274.8
Inventories	360.9	330.1
Income tax receivable	5.8	9.8
Other current assets	57.2	37.4
Total current assets	1,144.9	907.7
Property, plant and equipment, net	412.7	434.8
Intangible assets, net	509.2	524.6
Goodwill	1,375.0	1,370.1
Other assets	160.5	163.9
Total assets	$3,602.3	$3,401.1
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$2.4	$2.4
Trade payables	191.4	129.4
Compensation and benefits	54.7	57.0
Current portion of pension and postretirement benefit obligations	3.1	3.1
Other current liabilities	131.1	125.6
Total current liabilities	382.7	317.5

Long-term debt	1,189.5	1,189.2
Pension and postretirement benefit obligations	164.9	171.4
Deferred income taxes	115.2	119.4
Other liabilities	162.5	164.3
Total liabilities	2,014.8	1,961.8

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 121,065,912 at June 30, 2021 and 119,549,735 at December 31, 2020	1.2	1.2
Additional paid-in capital	1,436.7	1,392.9
Retained earnings	216.7	116.0
Accumulated other comprehensive loss	(70.3)	(73.8)
Total Rexnord stockholders' equity	1,584.3	1,436.3
Non-controlling interest	3.2	3.0
Total stockholders' equity	1,587.5	1,439.3
Total liabilities and stockholders' equity	$3,602.3	$3,401.1

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
Operating activities
Net income	$123.4	$64.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	28.1	25.9
Amortization of intangible assets	18.5	18.1
Gain on dispositions of long-lived assets	(9.2)	(0.7)
Deferred income taxes	(4.0)	(5.3)
Actuarial loss on pension and postretirement benefit obligations	—	35.8
Other non-cash (income) expenses	(1.3)	2.6
Stock-based compensation expense	27.0	21.5
Changes in operating assets and liabilities:
Receivables	(61.7)	(1.4)
Inventories	(30.7)	5.0
Other assets	(8.9)	18.6
Accounts payable	62.1	(17.7)
Accruals and other	1.7	4.7
Cash provided by operating activities	145.0	171.5

Investing activities
Expenditures for property, plant and equipment	(14.0)	(24.4)
Acquisitions, net of cash acquired	(3.4)	(59.4)
Proceeds from dispositions of long-lived assets	13.0	2.1
Cash used for investing activities	(4.4)	(81.7)

Financing activities
Proceeds from borrowings of debt	—	325.0
Repayments of debt	(1.1)	(250.6)
Proceeds from exercise of stock options	19.4	25.5
Repurchase of common stock	(0.9)	(80.7)
Payment of common stock dividends	(21.6)	(19.4)
Taxes withheld and paid on employees' share-based payment awards	(1.4)	(9.4)
Cash used for financing activities	(5.6)	(9.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	(3.8)
Increase in cash, cash equivalents and restricted cash	135.1	76.4
Cash, cash equivalents and restricted cash at beginning of period	255.6	277.0
Cash, cash equivalents and restricted cash at end of period	$390.7	$353.4

Rexnord Corporation and Subsidiaries
Segment Financial Information
(in Millions) (Unaudited)

	Year Ending December 31, 2021
	Three Months Ended March 31, 2021		Three Months Ended June 30, 2021		Three Months Ending September 30, 2021	Three Months Ending December 31, 2021	Year to Date Ending December 31, 2021
PMC
Net sales	$320.9		$324.6				$645.5

Income from operations & margin	55.0	17.1%	66.8	20.6%			121.8	18.9%
Depreciation & amortization	15.2		14.9				30.1
EBITDA & margin	70.2	21.9%	81.7	25.2%			151.9	23.5%
Adjustments	6.1		(3.3)				2.8
Adjusted EBITDA & margin	$76.3	23.8%	$78.4	24.2%			$154.7	24.0%

Year-over-year sales
Core sales	(13)%		16%				(1)%
Acquisition / divestiture	(1)%		(2)%				(1)%
Currency translation	2%		4%				3%
Total reported	(12)%		18%				1%

WM
Net sales	$205.2		$243.7				$448.9

Income from operations & margin	40.6	19.8%	52.8	21.7%			93.4	20.8%
Depreciation & amortization	8.3		8.0				16.3
EBITDA & margin	48.9	23.8%	60.8	24.9%			109.7	24.4%
Adjustments	4.4		4.5				8.9
Adjusted EBITDA & margin	$53.3	26.0%	$65.3	26.8%			$118.6	26.4%

Year-over-year sales
Core sales	4%		29%				16%
Acquisition / divestiture	8%		9%				8%
Currency translation	—%		1%				1%
Total reported	12%		39%				25%

Corporate
Income from operations	(17.0)		(16.0)				(33.0)
Depreciation & amortization	—		0.2				0.2
EBITDA	(17.0)		(15.8)				(32.8)
Adjustments	7.6		5.5				13.1
Adjusted EBITDA	$(9.4)		$(10.3)				$(19.7)

Total Rexnord
Net sales	$526.1		$568.3				$1,094.4

Income from operations & margin	78.6	14.9%	103.6	18.2%			182.2	16.6%
Depreciation & amortization	23.5		23.1				46.6
EBITDA & margin	102.1	19.4%	126.7	22.3%			228.8	20.9%
Adjustments	18.1		6.7				24.8
Adjusted EBITDA & margin	$120.2	22.8%	$133.4	23.5%			$253.6	23.2%

Year-over-year sales
Core sales	(8)%		21%				5%
Acquisition / divestiture	2%		3%				2%
Currency translation	2%		3%				3%
Total reported	(4)%		27%				10%

	Calendar Year Ended December 31, 2020
	Three Months Ended March 31, 2020		Three Months Ended June 30, 2020		Three Months Ended September 30, 2020		Three Months Ended December 31, 2020		Calendar Year Ended December 31, 2020
PMC
Net sales	$363.6		$274.4		$293.9		$302.1		$1,234.0

Income from operations & margin	61.4	16.9%	39.6	14.4%	35.8	12.2%	32.9	10.9%	169.7	13.8%
Depreciation & amortization	15.1		14.3		14.8		15.4		59.6
EBITDA & margin	76.5	21.0%	53.9	19.6%	50.6	17.2%	48.3	16.0%	229.3	18.6%
Adjustments	10.2		5.5		10.7		12.4		38.8
Adjusted EBITDA & margin	$86.7	23.8%	$59.4	21.6%	$61.3	20.9%	$60.7	20.1%	$268.1	21.7%

Year-over-year sales
Core sales	(1)%		(15)%		(13)%		(8)%		(9)%
Acquisition / divestiture	—%		—%		—%		(1)%		—%
Currency translation	(1)%		(2)%		—%		1%		(1)%
Total reported	(2)%		(17)%		(13)%		(8)%		(10)%

WM
Net sales	$183.4		$174.7		$199.7		$188.3		$746.1

Income from operations & margin	41.8	22.8%	40.1	23.0%	48.7	24.4%	37.2	19.8%	167.8	22.5%
Depreciation & amortization	7.0		7.3		7.4		7.5		29.2
EBITDA & margin	48.8	26.6%	47.4	27.1%	56.1	28.1%	44.7	23.7%	197.0	26.4%
Adjustments	(1.9)		3.5		(0.2)		1.5		2.9
Adjusted EBITDA & margin	$46.9	25.6%	$50.9	29.1%	$55.9	28.0%	$46.2	24.5%	$199.9	26.8%

Year-over-year sales
Core sales	7%		(5)%		5%		10%		4%
Acquisition / divestiture	4%		3%		3%		5%		4%
Currency translation	—%		—%		—%		—%		—%
Total reported	11%		(2)%		8%		15%		8%

Corporate
Income from operations	(15.2)		(13.7)		(12.1)		(20.1)		(61.1)
Depreciation & amortization	0.2		0.1		0.1		0.1		0.5
EBITDA	(15.0)		(13.6)		(12.0)		(20.0)		(60.6)
Adjustments	5.4		6.4		3.3		9.0		24.1
Adjusted EBITDA	$(9.6)		$(7.2)		$(8.7)		$(11.0)		$(36.5)

Total Rexnord
Net sales	$547.0		$449.1		$493.6		$490.4		$1,980.1

Income from operations & margin	88.0	16.1%	66.0	14.7%	72.4	14.7%	50.0	10.2%	276.4	14.0%
Depreciation & amortization	22.3		21.7		22.3		23.0		89.3
EBITDA & margin	110.3	20.2%	87.7	19.5%	94.7	19.2%	73.0	14.9%	365.7	18.5%
Adjustments	13.7		15.4		13.8		22.9		65.8
Adjusted EBITDA & margin	$124.0	22.7%	$103.1	23.0%	$108.5	22.0%	$95.9	19.6%	$431.5	21.8%

Year-over-year sales
Core sales	1%		(12)%		(7)%		(2)%		(5)%
Acquisition / divestiture	1%		1%		1%		1%		1%
Currency translation	—%		(1)%		1%		1%		—%
Total reported	2%		(12)%		(5)%		—%		(4)%